Exhibit 99.1
1 September 2026 Fixed Income Investor Presentation

2 Forward-Looking Statements This presentation contains statements that Burke & Herbert Financial Services Corp. (the “Company”) believes are, or may be considered to be, “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of the Company regarding matters such as the Company’s merger with LINKBANCORP, Inc. (“LNKB”) and the expected cost savings, synergies, returns, and other anticipated benefits from the integration of LNKB; revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; estimates of the future costs and benefits of the actions the Company may take; assessments of expected losses on loans; assessments of interest rate and other market risks; ability to achieve the Company’s financial and other strategic goals; and other statements that are not historical facts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current beliefs, expectations, or assumptions regarding the future of the business, future plans and strategies, operational results, and other future conditions of the Company. All statements other than statements of historical fact included in this presentation regarding the prospects of the Company’s industry or the Company’s prospects, plans, financial position, or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “plans,” “expects” or “does not expect,” “is expected,” “look forward to,” “budget,” “scheduled,” “estimates,” “forecasts,” “will continue,” “intends,” “the intent of,” “have the potential,” “anticipates,” “does not anticipate,” “believes,” “should,” “should not,” or variations of such words and phrases that indicate that certain actions, events, or results “may,” “could,” “would,” “might,” or “will,” “be taken,” “occur,” or “be achieved,” or the negative of these terms or variations of them or similar terms. Additionally, forward–looking statements speak only as of the date they are made; the Company does not assume any duty, does not undertake, and specifically disclaims any obligation to update such forward–looking statements, whether written or oral, that may be made from time to time, whether because of new information, future events, or otherwise, except as required by law. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements because of a variety of factors, many of which are beyond the control of the Company. Further, factors identified herein are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm the Company. Accordingly, you should consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by the Company and not place undue reliance on forward-looking statements. The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: the possibility that the anticipated benefits of the merger with LNKB (the “LNKB Merger”) will not be realized when expected or at all, including as a result of the impact of, or problems arising from (if any), the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company does business; costs or difficulties associated with newly developed or acquired operations; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies of the LNKB Merger within the expected timeframes or at all and to successfully integrate LNKB’s operations and those of the Company; that the integration of LNKB may be more difficult, time-consuming or costly than expected; revenues following the LNKB Merger may be lower than expected; the Company’s success in executing its business plans and strategies and managing the risks involved in the foregoing; risks related to the potential impact of global macroeconomic conditions and changes in general economic, political and market factors on the integration of LNKB or the Company’s operations generally (either nationally or locally in the areas in which the Company conducts, or will conduct, business), including inflation, changes in interest rates, market volatility and monetary fluctuations, and changes in federal government policies and practices, including the impact with respect to spending on industries concentrated in the Company’s market area, as well as the impact from tariffs on the markets the Company serves; increased competition; changes in consumer confidence and demand for financial services, including changes in consumer borrowing, repayment, investment, and deposit practices; changes in asset quality and credit risk; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the impact, extent and timing of technological changes; the effects of any cybersecurity breaches or events; the development and use of artificial intelligence (“AI”) in business processes, services, and products, including emerging external focus among regulators and other officials related to risks in connection with the development and use of AI; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts and tensions, or public health events (such as pandemics), and of governmental and societal responses thereto; and the other factors discussed in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of the Company's Annual Report on Form 10–K for the year ended December 31, 2025.

3 Disclaimer This presentation is not an offer to sell securities, and the Company is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted. Neither the Securities and Exchange Commission (“SEC”), the Federal Deposit Insurance Corporation (“FDIC”), nor any state securities commission has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. The Company’s subordinated notes are not a deposit account of its subsidiary bank and are not insured by the FDIC or any other governmental agency. This presentation shall not constitute an offer to purchase or the solicitation of an offer to sell the Company’ssubordinated notes. Except as otherwise indicated, this presentation speaks as of the date hereof. The offering of subordinated notes is being made pursuant to a shelf registration statement (File No. 333-283261) (including base prospectus), filed by the Company with the SEC on December 6, 2024. The Company filed a preliminary prospectus supplement on September 2026 with the SEC for the offering to which this presentation relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement included in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you copies of the prospectus and the preliminary prospectus supplement relating to the proposed offering if you request it by contacting Keefe, Bruyette & Woods, Inc., a Stifel Company, by emailing USCapitalMarkets@kbw.com. Certain information contained in this presentation relates to or is based on publications and other data obtained from third-party sources. While the Company believes these third-party sources to be reliable as of the date of this presentation, the Company has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. 28,

4 Non-GAAP Financial Measures This presentation contains certain financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP financial measures to assess the performance of the Company’s core business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about the Company to assist investors in evaluating operating results, financial strength, and capitalization. The non-GAAP financial measures should be considered as additional views of the way the Company’s financial measures are affected by significant charges for credit costs and other factors. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. For a reconciliation of the non-GAAP financial measures used herein to the most directly comparable financial measures prepared in accordance with GAAP, see the appendix to this presentation.

5 Offering Overview (1) An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the subordinated notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. No report of any rating agency is incorporated by reference herein. (2) Please see appendix for detail of the specific tranches of subordinated debt to be redeemed in conjunction with the transaction. Issuer Burke & Herbert Financial Services Corp. (NASDAQ: BHRB) Security Offered Fixed-to-Floating Rate Subordinated Notes due 2036 Offering Size $100 million Expected Security Rating BBB- (Positive) by Kroll Bond Rating Agency 1 Format SEC Registered Term 10 Years Call 5 Years Use of Proceeds Sole Manager Keefe, Bruyette & Woods, A Stifel Company The Company will use the proceeds from the offering plus cash on hand to redeem up to $117.6 million in aggregate principal amount of outstanding subordinated debt, plus up to $15.0 million aggregate liquidation preference of outstanding preferred stock and for general corporate purposes, including providing capital to Burke & Herbert Bank & Trust to support its growth2

6 Executive Leadership David Boyle Chairman & Chief Executive Officer ▪ Chairman since January 2023, Chief Executive Officer since 2020 ▪ President & Chief Operating Officer (2019 – 2020) ▪ Executive VP & Chief Financial Officer, Orrstown Bank (2012 – 2019) ▪ Executive roles at PNC / National City (2005 – 2012) Roy Halyama President ▪ President since July 2026 ▪ Executive VP & Chief Financial Officer (2021 – 2026) ▪ Chief Financial Officer, PNC Capital Finance (2019 – 2021) ▪ 30+ years of experience in the banking industry Kirtan Parikh EVP, Chief Financial Officer ▪ Chief Financial Officer since July 2026 ▪ Director of Strategy (2024 – 2026) ▪ Chief Accounting Officer (2021 – 2024) ▪ 20+ years of accounting and finance experience, including fellowship at the OCC Cedar Hintelmann EVP, Chief Credit Officer ▪ Chief Credit Officer since March 2025 ▪ Executive VP, Credit Officer (Mid-Atlantic), M&T Bank (2022 – 2025) ▪ Senior Credit Officer, M&T Bank (2012 – 2022) ▪ 25+ years of credit experience in the financial services industry Geoff Boyle EVP, Chief Investment Officer ▪ Chief Investment Officer since September 2025 ▪ Treasurer (2023 – 2025) ▪ Senior Investment Officer (2021 – 2023) ▪ Associate Director, Hedge Accounting, Chatham Financial (2018 – 2021)

7 Company Overview

Overview

174 Years Providing Service Beyond Expectations

More than 100 locations across 6 states

Headquarters:	Alexandria, VA

Burke&Herbert Financial Services Corp. **102 Branches**

● *Former* LINKBANCORP *(26 Branches)*

● *Former* Summit FINANCIAL GROUP *(57 Branches)*



Pennsylvania
Allentown
Harrisburg
Maryland
Delaware
Martinsburg
Washington D.C.
Morgantown
Moorefield
West Virginia
Huntington
Charleston
Harrisonburg
Fredericksburg
Richmond
Lexington
Bluefield
Kentucky
Virginia

Total Assets
$11.0 Billion

Market Cap
$1.5 Billion

Total Gross Loans
$8.0 Billion

Total Deposits
$9.0 Billion

Return on Average Assets / Adjusted[1]
0.37% / 1.50%

Return on Average Common Equity / Adjusted[1]
3.53% / 14.27%

Burke&Herbert® Financial Services Corp.

Market Data Source: S&P Capital IQ Pro and FactSet; Market data as of September 2, 2026; Branch Counts as of the time of the closing of each acquisition, excluding closed branches. Financial results as of or for the quarter ended June 30, 2026; Returns are annualized. (1) Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.

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9 4 Market Data Source: S&P Capital IQ Pro; Deposit market share and demographic data as of June 30, 2025. Diverse Deposit Base Across Attractive Markets West Virginia Branches: 28 Deposits: $2.3bn Pennsylvania Branches: 8 Deposits: $1.2bn Other Branches: 6 Deposits: $340mm Virginia Branches: 42 Deposits: $4.1bn Maryland Branches: 18 Deposits: $908mm Delaware Kentucky Key Demographic Highlights Total Market Deposits $326.8bn 2031 Median HHI $110.6k 2026 – 2031 HHI Growth 10.81% Total Market Deposits $47.0bn 2031 Median HHI $72.0k 2026 – 2031 HHI Growth 9.75% Total Market Deposits $543.2bn 2031 Median HHI $91.7k 2026 – 2031 HHI Growth 10.91% Total Market Deposits $199.8bn 2031 Median HHI $116.7k 2026 – 2031 HHI Growth 8.94%

10 Core Values Driven by our values, we endeavor to be your quintessential community bank — delivering service beyond expectations Serve & Lead We are dedicated to serving our customers and our teams, leading with quiet confidence and integrity to inspire the trust of all those we serve. Deliver More We're driven to go above and beyond, continually innovating and improving on how we deliver the best possible experiences and outcomes for all those we serve. Elevate Everyone We embrace our differences and respect everyone's unique contributions. We seek to empower individuals through our actions and words because we believe that when one succeeds, we all succeed. Always Invested We take ownership and responsibility for our work and are invested in the long-term success of our customers, colleagues, and communities.

11 Our Value Proposition Strong & Consistent Financial Performance Market Leadership in a High-Growth Region Community Banking with a Competitive Edge • Well-capitalized and resilient with low earnings volatility across economic cycles • Moderate risk profile with a fortress balance sheet • Stable deposit base with loyal customer retention • Our goal is to consistently deliver top quartile returns relative to our peers • Headquartered in historic Alexandria, VA, a prime location in the D.C. metro area • Strong presence in Northern VA’s affluent, high-income markets • Organic and inorganic growth opportunities exist for deeper market penetration • Relationship-driven banking model vs. larger impersonal regional and super-regional banks • Fast, local decision-making for businesses and individuals • Longstanding trust gives us a competitive edge in our markets • Seasoned management team with large bank experience Continue to Maintain & Expand Our Trusted Advisor Relationship Model Expand Existing Markets & Pursue New Market Opportunities Deliver our Full Suite of Market Expected Products & Services Unmatched Legacy & Reputation • Oldest continuously operated bank in Virginia with 170+ years of trust • Multi-generational customer relationships, deeply embedded in the community • Publicly traded, yet maintain a family-owned culture with a long-term view Future Growth and Innovation – Three Pillars of our Strategic Plan

12 0.07% 0.06% 0.09% 0.27% 0.39% 0.19% 0.10% 0.00% 0.05% 0.01% 0.00% 0.27% 0.00% (0.03%) 0.22% 0.00% 0.18% 0.00% 0.03% 0.05% 0.04% 0.39% 0.59% 1.41% 2.56% 2.56% 1.57% 1.10% 0.69% 0.49% 0.44% 0.47% 0.50% 0.48% 0.51% 0.50% 0.25% 0.27% 0.51% 0.68% 0.63% 0.58% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 YTD BHRB Industry Average Historical Net Charge-Offs Net Charge Offs / Average Loans Market Data Source: S&P Capital IQ Pro, Federal Reserve Bank of St. Louis (Federal Reserve Economic Data - FRED), Federal Deposit Insurance Corporation (FDIC); Financial data as of respective quarter ended; Industry average includes all FDIC-Insured Institutions; BHRB data per bank level regulatory filings, where GAAP unavailable. (1) 2026 YTD data for the six month period ended June 30, 2026. 1

13 Financial Overview

14 June 30, March 31, ($ in thousands, except for per share data) 2026 2026 3 months ended 3 months ended Net income applicable to common shares $ 9,257 $ 27,124 Addback significant items (tax effected): Merger-related expenses 28,221 1,114 Total significant items 28,221 1,114 Operating net income1 $ 37,478 $ 28,238 Weighted average dilutive shares 18,499,030 15,131,481 Adjusted diluted EPS1 $ 2.03 $ 1.87 Non-interest expense $ 93,506 $ 51,381 Remove significant items: Merger-related expenses 32,387 1,410 Total significant items 32,387 1,410 Adjusted non-interest expense1 $ 61,119 $ 49,971 2Q2026 At a Glance Highlights Operating Net Income1 Loan to Deposit Ratio 89.2% Brokered Deposit % 1.3% Book Value $59.10 per common share Tangible Book Value1 $49.23 per common share Financial results as of or for the quarter ended June 30, 2026, unless indicated otherwise. (1) Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure. $9.3 million Net Income to Common $0.50 Diluted Earnings per Share 1.18% Allowance Coverage Ratio 14.42% Total Risk-Based Capital Ratio $37.5 million Operating Net Income1 $2.03 Adjusted Diluted Earnings per Share1 4.06% Net Interest Margin 4.15% FTE Net Interest Margin1 Efficiency Ratio 87.5% Adjusted Efficiency Ratio1 57.2%

LINKBANCORP Merger Overview

Transaction Overview

Announced December 18, 2025
Closed May 1, 2026

Structure	100% common stock; 0.1350x per LNKB share
Consideration at Close	$329.7 million fully diluted transaction value
Attractive Financial Metrics	Provided meaningful EPS accretion while building on our peer leading profitability
Enhanced Scale	Leverages our infrastructure build and $10B asset threshold preparedness with limited Durbin impact

Impacts at a Glance

- Created an ~$11B[1] Mid-Atlantic community bank with a growing regional footprint
- Deepened the Company's presence in existing markets while expanding into demographically and culturally consistent Pennsylvania markets

Burke & Herbert Financial Services Corp.

+

LINKBANCORP



BHRB
Acquired Branches
Pennsylvania
Allentown
Harrisburg
Morgantown
Martinsburg
Maryland
Washington D.C.
Delaware
Moorefield
West Virginia
Huntington
Charleston
Lexington
Harrisonburg
Kentucky
Virginia
Bluefield
Richmond

Burke & Herbert Financial Services Corp.

(1) Financial results as of the quarter ended June 30, 2026.

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16 (in millions) unless otherwise noted Forecasted at Announcement1 Reported as of June 30, 2026 Accretable loan rate mark $35.7 $55.4 Core deposit intangible 45.1 48.2 Time deposit mark 0.2 0.2 Subordinated-debt mark (3.5) 0.5 Goodwill creation 105.6 82.1 Leverage ratio 9.7% 11.1% Common equity tier 1 ratio 11.4% 11.8% Tier 1 capital ratio 11.7% 12.1% Total capital ratio 13.9% 14.4% LNKB Announcement Estimates vs. 2Q2026 Actual (1) Estimated at December 18, 2025, assuming June 30, 2026, closing date. (2) Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure. • Accretable loan rate mark came in at $55.4 million versus $35.7 million, driven by rate changes; remaining marks largely in-line with initial modeling • Tangible book value dilution of 7.5%; tangible book value per share2 of $49.23 and tangible common equity / tangible assets ratio2 of 9.2% • Stronger capital ratios than modeled at the date of announcement • Goodwill of $82.1 million is $23.5 million below the $105.6 million modeled, primarily driven by lower ending BHRB stock price at close

17 $6,515 $6,404 $6,332 $8,968 2024 2025 1Q2026 2Q2026 $5,672 $5,388 $5,405 $8,000 2024 2025 1Q2026 2Q2026 $7,812 $7,921 $7,928 $10,991 2024 2025 1Q2026 2Q2026 Total Assets Balance Sheet Highlights ($ in millions) Gross Loans HFI Total Deposits

18 59.8% 56.6% 56.3% 56.0% 60.7% 87.5% 59.8% 56.6% 56.3% 56.0% 59.0% 57.2% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 4.13% 4.18% 4.11% 4.17% 4.00% 4.08% 4.04% 4.11% 4.00% 4.09% 4.06% 4.15% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 16.5% 17.4% 16.6% 15.6% 13.9% 4.1% 16.5% 17.4% 16.6% 15.6% 14.4% 16.5% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 1.41% 1.51% 1.50% 1.49% 1.39% 0.37% 1.41% 1.51% 1.50% 1.49% 1.45% 1.50% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 Net Interest Margin Return on Average Tangible Common Equity ROATCE (non-GAAP)1 Adjusted ROATCE1 2 Profitability Metrics Return on Average Assets Efficiency Ratio Quarterly data for three months ended. (1) Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure. (2) Excludes merger related expenses. ROAA (GAAP) Adjusted ROAA1 2 Reported FTE1 Efficiency Ratio (GAAP) Adjusted Efficiency Ratio1 2

19 3.5% 1.7% 0.5% 0.5% (0.4%) (300) (200) (100) 100 200 6.96% 6.90% 6.76% 6.79% 6.64% 6.54% 1.99% 1.90% 1.87% 1.80% 1.71% 1.75% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 $73.0 $74.2 $73.8 $74.9 $71.8 $93.0 $73.9 $75.3 $75.1 $76.3 $73.5 $95.1 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 • Net interest income increased $21.2 million QoQ to $93.0 million, primarily reflecting the addition of LNKB, with higher interest income partially offset by increased funding costs • FTE net interest margin1 expanded 6 bps QoQ to 4.15%, benefiting from the acquired asset base and higher securities yields, partially offset by lower loan yields and higher funding costs • Purchase-accounting accretion contributed 34 bps to 2Q2026 NIM, versus 31 bps in 1Q2026 Net Interest Income ($ in millions) Reported FTE1 Yield on Loans Cost of Deposits % Change in Future Net Interest Income Yield on Loans and Cost of Deposits Net Interest Income 2Q2026 Interest Rate Sensitivity 2Q2026 Highlights (1) Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.

20 $10.0 $12.9 $11.6 $11.6 $12.9 $13.8 12.1% 14.8% 13.6% 13.4% 15.2% 13.0% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 Fiduciary and Wealth Management 22% Service Charges and Fees 17% Income from Company-Owned Life Insurance 23% Bank Debit and Other Card Revenue 25% Other 13% Non-Interest Income 1 (1) Includes net loss on securities recognized during the second quarter of 2026 of $1.9 million. Non-Interest Income ($ in millions) NII (GAAP) NII / Revenue (GAAP) • Non-interest income increased approximately $1.0 million QoQ to $13.8 million, driven by company-owned life insurance income, debit-card revenue and other income • On a year-to-date basis, non-interest income increased 16.6% to $26.7 million, reflecting the LNKB merger and the wealth management acquisition • 2Q2026 includes a $1.9 million net loss on securities sales; majority of this loss was related to the repositioning of the LNKB portfolio in connection with the merger $13.8 million 2Q2026 Composition 2Q2026 Highlights

Non-Interest Expense

Non-Interest Expense ($ in millions)



NIE (GAAP)
Efficiency Ratio (GAAP)
Adjusted NIE1 2
Adjusted Efficiency Ratio1 2
87.5%
59.8%
56.6%
56.3%
56.0%
60.7%
59.8%
56.6%
56.3%
56.0%
59.0%
57.2%
$93.5
$49.7
$49.3
$48.1
$48.5
$51.4
$61.1
$50.0
1Q2025
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026

2Q2026 Composition



Core Deposit Intang. Amort. 6%
FDIC and Other Reg. Assessments 2%
ATM, Card And Network 2%
Other 26%
Salaries and Wages 44%
GAAP: $93.5 million
Equip. Rentals, D&A 7%
Occupancy 7%
Pensions and Other Employee Benefits 6%
Salaries and Wages 41%
Pensions and Other Employee Benefits 9%
Occupancy 8%
Adjusted1: $61.1 million
Equip. Rentals, D&A 8%
ATM, Card And Network 2%
FDIC and Other Reg. Assessments 3%
Core Deposit Intang. Amort. 9%
Other 20%

2Q2026 Highlights

- Reported non-interest expense of $93.5 million includes $32.4 million of merger-related expense; adjusted non-interest expense[1] was $61.1 million
- Excluding merger-related items, adjusted non-interest expense[1] was $61.1 million and the adjusted efficiency ratio[1] improved to 57.2%, versus 59.0% in 1Q2026
- Salaries and wages increased $20.1 million year over year to $41.4 million, primarily due to the LNKB transaction
- Systems and operational integration was completed in June 2026, making 3Q2026 the first quarter reflecting a fully converted operating platform

Burke&Herbert Financial Services Corp.

(1) Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure. (2) Excludes merger related expenses.

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22 Loan Portfolio and Asset Quality

23 • Originations of new relationship-based commitments totaled $333.0 million • The commercial real estate (CRE) portfolio is well-diversified across asset classes: - Regulatory CRE as a percentage of Bank total risk-based capital was 335% as of June 30, 2026 • In line with our overall strategy, we are focused on commercial & industrial loan growth and greater portfolio granularity • Approximately 50% of the loan portfolio is fixed rate Loan Portfolio as of 2Q2026 2Q2026 Composition 2Q2026 Highlights Residential 20.1% Owner-Occupied CRE 14.4% Commercial & Industrial 10.5% AD&C 5.7% Consumer 0.6% Commercial Real Estate 48.7% $8.0 Billion

24 Owner-Occupied CRE 23% Non Owner-Occupied CRE 77% 337% 320% 313% 335% 2024 2025 1Q2026 2Q2026 State Total ($ in 000s) Virginia $1,995,293 39.5 % Maryland $1,105,677 21.9 Pennsylvania $691,329 13.7 West Virginia $417,537 8.3 District of Columbia $289,961 5.7 Other $551,339 10.9 Total $5,051,136 100 % CRE Portfolio as of 2Q2026 Regulatory CRE / Bank Total Risk Based Capital2 2Q2026 CRE Composition by Type 2Q2026 CRE Composition by Geography1 (1) Excludes Acquisition, Development & Construction (“AD&C”). (2) Excludes owner-occupied CRE per regulatory definition. $5.1 Billion

25 State Total ($ in 000s) Virginia $1,603,689 41.1 % Maryland $808,317 20.7 Pennsylvania $492,061 12.6 West Virginia $293,981 7.5 District of Columbia $287,258 7.4 Other $413,081 10.6 Total $3,898,387 100 % Non Owner-Occupied CRE Portfolio as of 2Q2026 2Q2026 Non Owner-Occupied CRE Composition by Class 2Q2026 Non Owner-Occupied CRE Composition by Geography Retail Real Estate 22.5% Multi-Family 17.8% Office Building/ Condos 18.2% Hotels/ Motels 10.7% Industrial/ Warehouse 11.4% Self-Storage 3.7% Nursing-Assisted Living 2.3% Restaurants 1.2% Gas Stations 0.7% Other 8.9% Child Care Facilities and Schools 2.6% Excludes AD&C. $3.9 Billion

26 Office & Multi-Family Portfolios as of 2Q2026 Excludes AD&C and owner-occupied commercial real estate. Key Portfolio Metrics Non Owner-Occupied Office Multi-Family % of Total Gross Loans / % of Non Owner-Occupied CRE 8.8% / 18.2% 8.7% / 17.8% Number of Loans / Average Loan Size 372 / $1.9 million 411 / $1.7 million Weighted Average LTV 69.0% 64.4% Fixed / Floating Rate Mix 54.6% / 45.4% 52.9% / 47.1% % Maturing Within 12 Months 13.1% 10.2% Nonaccrual (% of Balance) 0.02% 0.60% Non Owner-Occupied Office CRE by Geography Multi-Family by Geography Virginia 33.4% Maryland 13.9% Pennsylvania 13.9% District of Columbia 10.1% Other 9.6% West Virginia 4.7% $708 Million $696 Million Virginia 39.7% Pennsylvania 15.5% West Virginia 13.9% District of Columbia 10.8% Other 6.2% Maryland 28.3%

Asset Quality Trends

Allowance Coverage Ratio



1.20%
1.20%
1.22%
1.26%
1.26%
1.18%
1Q2025
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026

NCOs / Average Loans (annualized)



0.08%
0.09%
0.02%
(0.01%)
0.01%
0.06%
1Q2025
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026

Allowance for Credit Losses / NPLs



104.6%
78.6%
75.9%
91.4%
86.5%
99.1%
1Q2025
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026

NPLs / Total Loans



1.15%
1.53%
1.60%
1.38%
1.45%
1.19%
1Q2025
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026

Credit Management

- Excluding loans acquired from LNKB, delinquent loans declined ~$68 million from 1Q2026 and legacy non-accrual loans declined by ~$2 million
- Our ongoing, proactive credit risk mitigation strategies have delivered strong outcomes for the Company
- Credit risk management is embedded in our risk culture and in our decision-making processes
  - Managed through specific policies and processes
  - Measured and evaluated against our risk appetite and credit concentration limits
  - Reported, along with specific mitigation activities, to management and the Board of Directors through our governance structure
- Loan reviews include ongoing monitoring procedures that involve additional stress testing of interest rate movements and collateral performance

Burke&Herbert®
Financial Services Corp.

27

28 Funding and Liquidity

29 Category Average Rate 2Q2026 Demand (non-interest bearing) 0.00 % Demand (interest bearing) 1.96 % Money Market & Savings 1.95 % Brokered CDs & Time Deposits 3.27 % Total Interest-Bearing Deposits 2.25 % Total Deposits 1.75 % Deposit Portfolio as of 2Q2026 2Q2026 Highlights • Loan-to-deposit ratio of 89.2% • Brokered deposits totaled $120.7 million, representing only 1.3% of total deposits • Stress tests are performed on liquidity and capital on a quarterly basis • We believe we have ample liquidity to withstand significant stress Money Market & Savings 24.6% Brokered CDs 1.3% Time Deposits & Other 18.0% Demand (non-interest) 23.0% Demand (interest) 33.1% Approximately 82% of total deposits are retail-oriented $9.0 Billion

30 • Portfolio duration is approximately 4.4 years • Securities representing 68% of the unrealized loss position have an average duration of approximately 5.5 years • Unrealized losses are the result of the interest rate environment • Majority of non-agency CMBS and ABS are equity enhanced through structure and credit support • Unrealized losses (net of taxes) impact book value by $2.84 per common share Category Net Unrealized Losses ($ in 000s) Amortized Cost ($ in 000s) WA Yield Municipal $ 49,887 $ 1,157,655 3.33% U.S. Treasury & Agency 9,427 158,373 1.34% Non-Agency RMBS 8,258 380,791 4.31% Agency RMBS 2,731 86,719 4.13% Agency CMBS 1,004 73,742 4.74% Non-Agency CMBS 1,901 95,248 4.70% Asset-Backed 469 47,486 4.75% Other 561 37,262 6.84% $ 74,238 $ 2,037,276 3.61% Securities Portfolio as of 2Q2026 2Q2026 Highlights Non-Agency RMBS 19.0% Municipal 56.4% Agency RMBS 4.3% Agency CMBS 3.7% Non-Agency CMBS 4.8% Asset-Backed 2.4% Other 1.9% U.S Treasury & Agency 7.6% $2.0 Billion1 (1) Composition shown at fair value.

31 • Total available borrowing capacity of $6.0 billion as of June 30, 2026 • Other sources of contingent liquidity include brokered deposit capacity, unencumbered securities, cash, overnight funds sold, over collateralized securities, and other investments • Available borrowing capacity represented approximately 67% of total deposits and 1.9x coverage of uninsured deposits at June 30, 2026 • Robust liquidity profile is expected to position us to fund organic growth while maintaining a conservative approach to funding and interest rate risk Liquidity Position as of 2Q2026 Unused FRB Borrowing Capacity 67.6% 2Q2026 Highlights Unused FHLB Borrowing Capacity 30.9% Fed Funds Line of Credit 1.5% Total Borrowing Capacity $6.0 Billion

32 Capital Position

33 10.1% 10.4% 10.7% 10.9% 11.3% 11.1% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 12.2% 12.7% 13.2% 13.9% 14.2% 12.1% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 14.8% 15.3% 15.4% 16.2% 16.5% 14.4% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 11.8% 12.2% 12.8% 13.5% 13.8% 11.8% 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 Capital Ratio Trends • We take a forward-looking, disciplined approach to capital management that emphasizes acceptable risk-adjusted returns over the long-term • Our capital management priorities include - Supporting customers - Funding business investments - Maintaining appropriate capital in light of economic conditions and regulatory expectations - Returning excess capital to shareholders • Modeled stress scenarios include evaluating the impact of deposit shocks, interest rate scenarios, and general balance sheet repositioning • Stress scenarios result in capital levels well above well-capitalized levels Common Equity Tier 1 Ratio Total Capital Ratio Capital Management Tier 1 Capital Ratio Leverage Ratio

34 Appendix

35 State Total ($ in 000s) Virginia $159,659 35.3 % Maryland $86,427 19.1 Pennsylvania $40,941 9.0 West Virginia $37,163 8.2 District of Columbia $31,274 6.9 Other $97,174 21.5 Total $452,638 100 % Acquisition, Development & Construction Portfolio as of 2Q2026 2Q2026 Composition by Class 2Q2026 Composition by Geography Land 37.8% Multi-Family 23.9% Other 15.4% $453 Million Self-Storage 7.6% Residential For-Sale 6.5% Office Building/ Condos 4.9% Industrial/ Warehouse 2.9% Retail Real Estate 0.5% Hotels/ Motels 0.0% Nursing-Assisted Living 0.3% Restaurants 0.2%

Kroll Bond Rating Agency and Outstanding Debt & Preferred Summary

As of September 16, 2026	KBRA
Burke & Herbert Financial Services Corp.	
Senior Unsecured Debt	BBB
Subordinated Debt	BBB-
Short-Term Debt	K3
Outlook	Positive

As of September 16, 2026	KBRA
Burke & Herbert Bank & Trust Company	
Deposit	BBB+
Senior Unsecured Debt	BBB+
Subordinated Debt	BBB
Short-Term Debt	K2
Outlook	Positive

$20.0M of 2030 Sub Notes (10NC5) receiving 80% Tier 2 capital treatment given remaining time to maturity

$18.1M of 2030 Sub Notes receiving 80% Tier 2 capital treatment given remaining time to maturity

$4.5M of 2028 Sub Notes receiving 20% Tier 2 capital treatment given remaining time to maturity

Debt and Hybrid Securities Profile

Issue	Entity	Rank	Maturity	Call	Amount ($000)[1]	Front-End Coupon	Back-End Coupon	Current Coupon[2]	
Subordinated Debt									
2031 Sub Notes (10NC5)	HoldCo	Subordinated	12/1/2031	12/1/2026	75,000	3.250%	3M SOFR + 230 bps	3.250%	*
2032 Sub Notes (10NC5)	HoldCo	Subordinated	4/15/2032	4/15/2027	20,000	4.500%	3M SOFR + 203 bps	4.500%	
2030 Sub Notes (10NC5)	**HoldCo**	**Subordinated**	**10/1/2030**	**Callable**	**20,000**	**5.000%**	**3M SOFR + 475 bps**	**8.396%**	**
2030 Sub Notes	**HoldCo**	**Subordinated**	**7/1/2030**	**Callable**	**18,050**	**6.000%**	**3M SOFR + 590 bps**	**9.546%**	**
2028 Sub Notes	**HoldCo**	**Subordinated**	**4/1/2028**	**Callable**	**4,500**	**6.875%**	**Fixed to maturity**	**6.875%**	**
Total Sub Debt					**137,550**			**5.125%**	
Trust Preferred Capital Securities									
SFG Capital Trust I	HoldCo	Jr. Subordinated	–	Callable	3,500	–	3M SOFR + 345 bps	7.096%	
SFG Capital Trust II	HoldCo	Jr. Subordinated	–	Callable	7,500	–	3M SOFR + 280 bps	6.446%	
SFG Capital Trust III	HoldCo	Jr. Subordinated	–	Callable	8,000	–	3M SOFR + 145 bps	5.096%	
Total Trust Preferred					**19,000**			**5.997%**	
Preferred Stock									
Series 2021 Preferred	HoldCo	Preferred Stock	Perpetual	Callable	15,000	6.000%[3]	–	6.000%[3]	*

Rating disclaimer: An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. Ratings should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. No report of any rating agency is incorporated by reference herein. (1) Shown at par value or liquidation preference as applicable and not at carrying value. (2) Coupon rate subject to change; Three-month SOFR of 3.646% per Federal Reserve Bank of New York as of September 16, 2026. (3) 6.000% dividend shown as coupon rate. *Expected to be redeemed in whole or in part as part of use of proceeds. **Expected to be redeemed as part of use of proceeds.

Burke & Herbert Financial Services Corp.

36

Pro Forma Consolidated Capital

($ in millions)	As Reported BHRB 6/30/2026	$100.0M Sub Debt Issuance [1]	Redemption of Existing Debt + Preferred [2]	Pro Forma BHRB 6/30/2026
Regulatory Capital Components				
Common Equity	$1,191.8			$1,185.6
Common Equity Tier 1	$1,069.6		($6.2)	$1,063.4
Additional Tier 1 Capital	27.8		(10.4)	17.4
Tier 1 Capital	**$1,097.4**	**$0.0**	**($16.6)**	**$1,080.8**
Qualifying loan loss reserve	$89.9			$89.9
Plus: Qualifying Subordinated Debt	123.5	98.3	(104.3)	117.5
Plus: Additional TRUP	0.0			0.0
Plus: Other additions or (deductions)	0.0			0.0
Total Tier 2	**$213.4**	**$98.3**	**($104.3)**	**$207.4**
Total Risk Based Capital	**$1,310.8**	**$98.3**	**($120.9)**	**$1,288.2**
Assets for Regulatory Ratios				
Risk Adjusted Assets	$9,092.8		$0.4	$9,093.3
Average assets for leverage ratio	9,911.6	98.3	(132.1)	9,877.7
TCE / TA Components				
Tangible Common Equity [3]	$992.7			$986.5
Actual Assets	10,991.3	98.3	(132.1)	10,957.4
Tangible Assets [3]	10,792.2	98.3	(132.1)	10,758.3
Capital Ratios				
Tangible Common Equity / Tangible Assets	**9.2%**			**9.2%**
Tier 1 Leverage Ratio	**11.1%**			**10.9%**
Common Equity Tier 1 Ratio	**11.8%**			**11.7%**
Tier 1 Risk-Based Ratio	**12.1%**			**11.9%**
Total Risk Based Ratio	**14.4%**			**14.2%**

Assumes 0% risk weighting on net subordinated debt proceeds (1) For illustrative purposes only, assumes a $100 million subordinated debt raise, net of assumed offering and underwriting expenses, for net proceeds of $98.3 million. Qualifying subordinated debt is included in Tier 2 capital at the net amount of $98.3 million. (2) Reflects the redemption at par of existing subordinated debt in the aggregate of $117.6 million, which represents $104.3 million net capital impact to qualifying subordinated debt due to maturity schedule; Also reflects the redemption at par of outstanding perpetual preferred stock with an aggregate liquidation preference of $15.0 million, which represents $10.4 million net capital impact to additional Tier 1 Capital. (3) Please refer to the appendix for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.

Burke&Herbert Financial Services Corp.
37

Double Leverage and Interest Coverage

($ in millions)	Fiscal Year Ended, 2022	2023	2024	2025	Three Months Ended 6/30/2026, Standalone	Offering Adjustments	Pro Forma [1]	
Double Leverage								
Bank-Level Equity	$272	$313	$831	$924	$1,329	(34)	$1,295	
Consolidated Equity	273	315	730	855	1,203	(17)	1,187	
Double Leverage Ratio	100%	99%	114%	108%	110%		109%	
Interest Coverage								
Earnings:								
Income From Continuing Operations Before Taxes	**$52.3**	**$25.1**	**$39.9**	**$144.9**	**$12.0**	**$0.1**	**$12.1**	
(+) Merger Related Expenses [2]	**$0.3**	**$3.9**	**$66.0**		**$32.4**		32.4	
(+) Total Debt Interest	5.2	13.9	21.7	27.1	8.9	(0.5)	8.4	
Earnings (Before Corporate Debt Interest)	**$57.8**	**$42.9**	**$127.6**	**$172.0**	**$53.3**		**$53.0**	A
(+) Total Deposit Interest	3.7	39.2	118.7	122.0	35.0		$35.0	
Earnings (Before Corporate Debt Interest + Deposit Interest)	**$61.6**	**$82.1**	**$246.3**	**$294.0**	**$88.3**		**$88.0**	B
Interest:								
Total Debt Interest	$5.2	$13.9	$21.7	$27.1	$8.9	($0.5)	$8.4	
Interest Expense Excluding Deposit Interest	**$5.2**	**$13.9**	**$21.7**	**$27.1**	**$8.9**		**$8.4**	C
Total Deposit Interest	3.7	39.2	118.7	122.0	35.0		35.0	
Interest Expense Including Deposit Interest	**$8.9**	**$53.1**	**$140.4**	**$149.1**	**$43.9**		**$43.4**	D
Adjusted Interest Coverage (Ex. Deposit Interest Expense) - A / C	**11.1x**	**3.1x**	**5.9x**	**6.3x**	**6.0x**		**6.3x**	
Adjusted Interest Coverage (Inc. Deposit Interest Expense) - B / D	**6.9x**	**1.5x**	**1.8x**	**2.0x**	**2.0x**		**2.0x**	

Burke & Herbert Financial Services Corp.

Note: Figures may not foot due to rounding. (1) For illustrative purposes only. Assumes a $100 million subordinated debt raise with an assumed front-end coupon of 6.875%, and market standard fees and expenses and an assumed issue date of March 31, 2026, for calculation purposes. Includes redemption at par of existing subordinated debt in the aggregate of $117.6 million; Also includes redemption at par of outstanding perpetual preferred stock with an aggregate liquidation preference of $15 million with a 6.00% dividend. (2) Includes listing and merger-related expenses.

38

Appendix: Income Statement and Per Share Information

Income Statement ($ in 000s)	June 30, 2026	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	March 31, 2025
Interest income	$ 136,987	$ 105,456	$ 111,140	$ 111,209	$ 111,858	$ 110,786
Interest expense	43,945	33,613	36,218	37,439	37,625	37,799
Noninterest income	13,849	12,853	11,625	11,585	12,877	10,023
Total revenue	106,891	84,696	86,547	85,355	87,110	83,010
Noninterest expense	93,506	51,381	48,500	48,092	49,305	49,664
Pretax, pre-provision earnings	13,385	33,315	38,047	37,263	37,805	33,346
Provision for (recapture of) credit loss	1,379	12	136	262	624	501
Income (loss) before income taxes	12,006	33,303	37,911	37,001	37,181	32,845
Income tax expense (benefit)	2,524	5,954	7,667	7,037	7,284	5,644
Net income (loss)	9,482	27,349	30,244	29,964	29,897	27,201
Preferred stock dividends	225	225	225	225	225	225
Net income (loss) applicable to common shares	$ 9,257	$ 27,124	$ 30,019	$ 29,739	$ 29,672	$ 26,976

Per common share information						
Basic earnings	$ 0.50	$ 1.80	$ 2.00	$ 1.98	$ 1.98	$ 1.80
Diluted earnings	0.50	1.79	1.98	1.97	1.97	1.80
Cash dividends	0.55	0.55	0.55	0.55	0.55	0.55
Book value	59.10	56.77	56.18	54.02	51.28	49.90
Tangible book value (non-GAAP)	49.23	51.83	51.13	48.72	45.73	44.17

Burke&Herbert® Financial Services Corp.

39

Appendix: Balance Sheet Trends

Balance sheet (at period end), $ in 000s	June 30, 2026	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	March 31, 2025
Assets	$ 10,991,300	$ 7,927,711	$ 7,920,626	$ 7,889,037	$ 8,053,084	$ 7,838,090
Average interest-earning assets	9,198,632	7,279,297	7,363,743	7,308,536	7,248,238	7,171,931
Gross Loans HFI	7,999,765	5,404,667	5,387,676	5,559,479	5,590,457	5,647,507
Loans (net)	7,905,295	5,336,712	5,319,853	5,491,875	5,523,201	5,579,754
Securities, available-for-sale, at fair value	1,963,038	1,826,037	1,615,954	1,598,407	1,522,611	1,436,869
Intangible assets	80,754	38,063	41,747	45,431	49,114	53,002
Goodwill	118,345	36,253	34,149	34,149	34,149	32,842
Non-interest bearing deposits	2,058,076	1,367,050	1,336,380	1,358,250	1,363,617	1,382,427
Interest-bearing deposits	6,910,006	4,965,215	5,067,561	5,053,802	5,027,357	5,159,444
Deposits, total	8,968,082	6,332,265	6,403,941	6,412,052	6,390,974	6,541,871
Brokered deposits	120,677	3,431	64,410	124,386	132,098	246,902
Uninsured deposits	3,157,531	2,060,145	2,057,873	2,022,739	1,963,566	1,943,227
Short-term borrowings	525,000	525,000	450,000	450,000	650,000	300,000
Subordinated debt, net	152,183	88,841	87,490	86,110	114,692	113,289
Unused borrowing capacity	5,971,283	4,683,943	4,556,923	4,153,137	4,075,313	4,082,879
Total equity	1,202,179	864,504	854,649	822,231	780,018	758,000
Total common equity	1,191,766	854,091	844,236	811,818	769,605	747,587
Accumulated other comprehensive income (loss)	(59,637)	(69,002)	(58,960)	(68,454)	(87,854)	(88,024)
Net Unrealized Gains and Losses on AFS Securities	(57,246)	(66,157)	(54,857)	(63,800)	(83,576)	(83,661)
Per common share information						
Impact of Net Unrealized Losses on Book Value	$ 2.84	4.40	3.65	4.25	5.57	5.58

Burke&Herbert®
Financial Services Corp.

40

41 June 30, 2026 Non-Interest expense ($ in 000s) Unadjusted Merger-Related Charges Adjusted Salaries and Wages 41,378 16,349 25,029 Pensions and Other Employee Benefits 5,787 – 5,787 Occupancy 6,654 1,600 5,054 Equipment Rentals, Depreciation and Amortization 6,934 2,024 4,910 ATM, Card and Network 1,389 – 1,389 Core Deposit Intangible Amortization 5,530 – 5,530 FDIC and Other Reg. Assessments 1,576 – 1,576 Other 24,258 12,414 11,844 Total Non-Interest Expense $ 93,506 32,387 61,119 The following table sets forth the various components of our non-interest expense for the quarter ended June 30, 2026 Appendix: 2026 Q2 Non-Interest Expense Composition 0 32 96

Appendix: Notes on Non-GAAP Financial Measures

Total Common Equity, Tangible Book Value, & Tangible Assets: Tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. Management believes that these non-GAAP financial measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from shareholders' equity and retain the effect of accumulated other comprehensive income/(loss) in shareholders' equity.

	June 30, 2026	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	March 31, 2025
Common Shareholders' Equity	$ 1,191,766	$ 854,091	$ 844,236	$ 811,818	$ 769,605	$ 747,587
Less: Goodwill and intangible assets, net	199,099	74,316	75,896	79,580	83,263	85,844
Tangible common equity (non-GAAP)	992,667	779,775	768,340	732,238	686,342	661,743
Shares outstanding at end of period	20,165,171	15,045,941	15,028,524	15,028,524	15,007,712	14,982,807
Tangible book value per common share	$ 49.23	$ 51.83	$ 51.13	$ 48.72	$ 45.73	$ 44.17
Total Assets	10,991,300	7,927,711	7,920,626	7,889,037	8,053,084	7,838,090
Less: Goodwill and Intangible assets, net	199,099	74,316	75,896	79,580	83,263	85,844
Tangible assets (non-GAAP)	$ 10,792,201	$ 7,853,395	$ 7,844,730	$ 7,809,457	$ 7,969,821	$ 7,752,246

Burke&Herbert® Financial Services Corp.

42

43 June 30, March 31, Dec. 31, Sept. 30, June 30, March 31, 2026 2026 2025 2025 2025 2025 Net interest income $ 93,042 $ 71,843 $ 74,922 $ 73,770 $ 74,233 $ 72,987 Taxable-equivalent adjustments 2,036 1,628 1,420 1,305 1,059 881 Net interest income (Fully Taxable-Equivalent - FTE) $ 95,078 $ 73,471 $ 76,342 $ 75,075 $ 75,292 $ 73,868 Average interest-earning assets $ 9,198,632 $ 7,279,297 $ 7,363,743 $ 7,308,536 $ 7,248,238 $ 7,171,931 Net interest margin (non-GAAP) 4.15% 4.09% 4.11% 4.08% 4.17% 4.18% Net interest margin 4.06% 4.00% 4.04% 4.00% 4.11% 4.13% Appendix: Notes on Non-GAAP Financial Measures Net Interest Margin: The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. 0 32 96

44 Appendix: Notes on Non-GAAP Financial Measures Return and Adjusted Return on Average Tangible Common Equity and Average Assets: In management’s view, adjusted return on average common equity, return on average tangible common equity, adjusted return on average tangible common equity, and adjusted return on average assets are performance metrics that may be meaningful to the Company, as well as analysts and investors, in evaluating the Company’s profitability and efficiency in deploying capital and assets and in facilitating comparisons with peers. These non-GAAP financial measures provide additional insight into the Company’s underlying operating performance by focusing on returns generated from common equity, tangible common equity, and total assets, as applicable. The adjusted measures exclude the after-tax effect of one-time merger-related expenses, which management believes enhances period-to-period comparability and provides a more representative view of the Company’s ongoing earnings performance. Return on average tangible common equity measures further isolate performance attributable to tangible capital by excluding the impact of intangible assets, while return on average assets reflects the Company’s effectiveness in generating earnings from its overall asset base. Management believes these measures, when considered together and alongside GAAP results, provide useful supplemental information for assessing profitability, capital efficiency, and operating trends. (See table on next slide)

45 June 30, March 31, Dec. 31, Sept. 30, June 30, March 31, 2026 2026 2025 2025 2025 2025 Average common shareholders' equity $ 1,053,502 $ 861,274 $ 832,411 $ 782,577 $ 757,354 $ 740,417 Average goodwill and other intangibles (159,202) (76,923) (79,338) (83,079) (85,562) (88,899) Average deferred tax liabilities on goodwill and other intangibles 19,635 8,602 9,382 9,787 10,567 11,389 Average tangible common equity (non-GAAP) $ 913,935 $ 792,953 $ 762,455 $ 709,285 $ 682,359 $ 662,907 Average total assets $ 10,010,483 $ 7,913,098 $ 7,979,528 $ 7,890,929 $ 7,864,185 $ 7,768,738 Average goodwill and other intangibles (159,202) (76,923) (79,338) (83,079) (85,562) (88,899) Average deferred tax liabilities on goodwill and other intangibles 19,635 8,602 9,382 9,787 10,567 11,389 Average tangible total assets (non-GAAP) $ 9,870,916 $ 7,844,777 $ 7,909,572 $ 7,817,637 $ 7,789,190 $ 7,691,228 Net income applicable to common shareholders $ 9,257 $ 27,124 $ 30,019 $ 29,739 $ 29,672 $ 26,976 Operating net income applicable to common shareholders (non-GAAP) $ 37,478 $ 28,238 $ 30,019 $ 29,739 $ 29,672 $ 26,976 Annualized return on average common equity 3.53% 12.77% 14.31% 15.08% 15.71% 14.78% Annualized adjusted return on average common equity (non-GAAP) 14.27 13.30 14.31 15.08 15.71 14.78 Annualized return on average tangible common equity (non-GAAP) 4.06 13.87 15.62 16.63 17.44 16.50 Annualized adjusted return on average tangible common equity (non-GAAP) 16.45 14.44 15.62 16.63 17.44 16.50 Annualized return on average assets 0.37 1.39 1.49 1.50 1.51 1.41 Annualized adjusted return on average assets (non-GAAP) 1.50 1.45 1.49 1.50 1.51 1.41 Appendix: Notes on Non-GAAP Financial Measures 0 32 96

46 June 30, March 31, Dec. 31, Sept. 30, June 30, March 31, 2026 2026 2025 2025 2025 2025 Net income applicable to common shares $ 9,257 $ 27,124 $ 30,019 $ 29,739 $ 29,672 $ 26,976 Add back significant items (tax effected): Merger-related 28,221 1,114 - - - - Total significant items 28,221 1,114 - - - - Operating net income $ 37,478 $ 28,238 $ 30,019 $ 29,739 $ 29,672 $ 26,976 Weighted average dilutive shares 18,499,030 15,131,481 15,139,792 15,112,413 15,023,807 15,026,376 Adjusted diluted EPS $ 2.03 $ 1.87 $ 1.98 $ 1.97 $ 1.97 $ 1.80 Non-interest expense $ 93,506 $ 51,381 $ 48,500 $ 48,092 $ 49,305 $ 49,664 Remove significant items: Merger-related 32,387 1,410 - - - - Total significant items 32,387 1,410 - - - - Adjusted non-interest expense $ 61,119 $ 49,971 $ 48,500 $ 48,092 $ 49,305 $ 49,664 Efficiency ratio 87.48% 60.67% 56.04% 56.34% 56.60% 59.83% Adjusted efficiency ratio (non-GAAP) 57.18 59.00 56.04 56.34 56.60 59.83 Operating net income, adjusted diluted EPS, and adjusted non-interest expense: Operating net income is a non-GAAP financial measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items such as merger-related expenses. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items, such as merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with such identified significant items. Appendix: Notes on Non-GAAP Financial Measures 0 32 96